Exhibit 10.3

MAKE GOOD ESCROW AGREEMENT

This Make Good Escrow Agreement (the “Make Good Agreement”), dated as of March 7, 2007, is entered into by and among Equicap, Inc., a Nevada corporation (the “Company”), the Investors (as defined below), Sinoquest Management Ltd. (BVI), Jason Lu, SIJ Holding Ltd, Philip Widmann, Solaris Capital Limited, Gong Chen, Ruth Kirshner and Thomas Hsu in their individual capacities (“Make Good Pledgors”), vFinance Investments, Inc. and Securities Transfer Corporation (hereinafter referred to as “Escrow Agent”).

WHEREAS, each of the investors in the private offering of securities of the Company (the “Investors”) has entered into a Securities Purchase Agreement, dated as of the date hereof (the “SPA”), evidencing their participation in the Company's private offering (the “Offering”) of securities. As an inducement to the Investors to participate in the Offering and as set forth in the SPA, the Make Good Pledgors have agreed to place the “Escrow Shares” (as defined in Section 2 hereto) into escrow for the benefit of the Investors in the event the Company fails to satisfy certain financial thresholds.

WHEREAS, pursuant to the requirements of the SPA, the Company and the Make Good Pledgors have agreed to establish an escrow on the terms and conditions set forth in this Make Good Agreement;

WHEREAS, the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Make Good Agreement; and

WHEREAS, all capitalized terms used but not defined herein shall have the meanings assigned them in the SPA;

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree as follows:

1. Appointment of Escrow Agent. The Make Good Pledgors and the Company hereby appoint Securities Transfer Corporation as Escrow Agent to act in accordance with the terms and conditions set forth in this Make Good Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

2. Establishment of Escrow. Within three Trading Days of the execution of the SPA, the Make Good Pledgors shall deliver, or cause to be delivered, to the Escrow Agent certificates evidencing 10,140,846 shares (the “Escrow Shares”) of the Company's common stock, par value $0.001 per share (“Common Stock”), along with bank signature stamped stock powers executed in blank (or such other signed instrument of transfer acceptable to the Company’s transfer agent to enable the transfer of such Escrow Shares in accordance with Section 4). The Make Good Pledgors hereby agree that their obligation to transfer shares of Common Stock to Investors pursuant to Section 4.11 of the SPA and this Make Good Agreement shall continue to run to the benefit of any Investor who shall have transferred or sold all or any portion of its Shares, and that Investors shall have the right to assign its rights to receive all or any such shares of Common Stock to other Persons in conjunction with negotiated sales or transfers of any of its Shares.

1

3. Representations of Make Good Pledgors and the Company. The Make Good Pledgors and the Company hereby represent and warrant, severally and not jointly, as to itself only, to the Investors as follows:

a.  The Escrow Shares of the Make Good Pledgors are validly issued, fully paid and nonassessable shares of the Company, and free and clear of all pledges, liens and encumbrances. Upon any transfer of Escrow Shares to Investors hereunder, Investors will receive full right, title and authority to such shares as holders of Common Stock of the Company.

b. Performance of this Make Good Agreement and compliance with the provisions hereof will not violate any provision of any applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of any of the Make Good Pledgors pursuant to the terms of any indenture, mortgage, deed of trust or other agreement or instrument binding upon any of the Make Good Pledgors, other than such breaches, defaults or liens which would not have a material adverse effect taken as a whole.

2

4. Disbursement of Escrow Shares.

a. Fiscal Years Ending June 30, 2007 and June 30, 2008. The Make Good Pledgors agree that in the event that the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than $2,320,000 (the “2007 Guaranteed ATNI”) or the earnings before income tax provisions and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than $3,200,000 (the “Minority Interest 2007 Guaranteed EBT”), the Make Good Pledgors will transfer to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the SPA) for no consideration other than their part of their respective Investment Amount at Closing, 3,042,254 shares of Common Stock (the “2007 Make Good Shares”). In the event that either (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than $0.343 on a fully diluted basis (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “2008 Guaranteed EPS”), (ii) the earnings per share before income tax provision and before minority interest of the Company for the fiscal year ending June 30, 2008, is less than $0.446 on a fully diluted basis (as equitably adjusted for any stock splits, stock combinations, stock dividends or similar transactions) (the “Minority Interest 2008 Guaranteed EPS”), (iii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than $10,000,000 (the “2008 Guaranteed ATNI”), or (iv) the earnings before income tax provision and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than $13,020,000 (the “Minority Interest 2008 Guaranteed EBT”), the Make Good Pledgors will transfer to the Investors on a pro rata basis (determined by dividing each Investor’s Investment Amount by the aggregate of all Investment Amounts delivered to the Company by the Investors under the SPA) for no consideration other than their part of their respective Investment Amount at Closing, 7,098,592 shares of Common Stock (the “2008 Make Good Shares”). Notwithstanding the foregoing, the parties agree that for purposes of determining whether or not the 2007 Guaranteed ATNI, the Minority Interest 2007 Guaranteed EBT, the 2008 Guaranteed EPS, the Minority Interest 2008 Guaranteed EPS, the 2008 Guaranteed ATNI or the Minority Interest 2008 Guaranteed EBT have been achieved, (i) the release of the 2007 Make Good Shares or the 2008 Make Good Shares to the Make Good Pledgors, or any other Person designated by the Make Good Pledgors, as a result of the operation of this Make Good Agreement shall not be deemed to be an expense, charge, or other deduction from revenues even though GAAP may require contrary treatment, (ii) any registration penalties (other than penalties which may be owing by the Company due to the Company’s failure to file a Registration Statement by the applicable Filing Date (as defined in the Registration Rights Agreement)) accrued or paid by the Company for any registration rights will be excluded from the calculation of earnings before income tax provision and before minority interest, after-tax net income, and earnings per share amounts, as applicable, and (iii) any increase in taxes payable by the Company or any Subsidiary as a result of PRC tax laws or implementing regulations promulgated for the purpose of making more equal the tax treatment of foreign invested entities (including sino-foreign joint ventures) and domestic entities which may become effective and applicable to the Company after the date of this Make Good Agreement shall not be included as an expense. In the event that the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the 2007 Guaranteed ATNI and the earnings before income tax provision and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the Minority Interest 2007 Guaranteed EBT, no transfer of the 2007 Make Good Shares shall be required by the Make Good Pledgors to the Investors under this Section and such 2007 Make Good Shares shall be returned to the Make Good Pledgors in accordance with this Make Good Agreement. In the event that (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed EPS and the earnings per share before income tax provision and before minority interest of the Company for the fiscal year ending June 30, 2008 is equal to or greater than the Minority Interest 2008 Guaranteed EPS and (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed ATNI and the earnings before income tax provision and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the Minority Interest 2008 Guaranteed EBT, no transfer of the 2008 Make Good Shares shall be required by the Make Good Pledgors to the Investors under this Section and such 2008 Make Good Shares shall be returned to the Make Good Pledgors in accordance with the Make Good Agreement. Any such transfer of the 2007 Make Good Shares or the 2008 Make Good Shares under this Section shall be made to an Investor or the Make Good Pledgors, as applicable, within 10 Business Days after the date which the 2007 or 2008, as applicable, Annual Report on Form 10-KSB for the Company is filed with the Commission and otherwise in accordance with this Make Good Agreement. In the event that the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is less than the 2007 Guaranteed ATNI or the earnings before income tax provision and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission is less than the Minority Interest 2007 Guaranteed EBT, the Company has agreed that vFinance Investments, Inc. will provide prompt written instruction to the Escrow Agent with regard to the distribution of the 2007 Make Good Shares in an amount to each Investor as set forth on Exhibit A attached hereto (as determined as set forth above). In the event that either (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than the 2008 Guaranteed EPS, (ii) the earnings per share before income tax provision and before minority interest of the Company for the fiscal year ending June 30, 2008 is less than the Minority Interest 2008 Guaranteed EPS, (iii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than the 2008 Guaranteed ATNI or (iv) the earnings before income tax provision and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is less than the Minority Interest 2008 Guaranteed EBT, the Company has agreed that vFinance Investments, Inc. will provide prompt written instruction to the Escrow Agent with regard to the distribution of the 2008 Make Good Shares in an amount to each Investor as set forth on Exhibit A attached hereto (as determined as set forth above). The Escrow Agent need only rely on the letter of instruction from vFinance Investments, Inc. in this regard and notwithstanding anything to the contrary contained herein will disregard any contrary instructions. In the event that the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the 2007 Guaranteed ATNI and the earnings before income tax provision and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2007, as filed with the Commission, is equal to or greater than the Minority Interest 2007 Guaranteed EBT, vFinance Investments, Inc. shall provide prompt written instructions to the Escrow Agent for the release of the 2007 Make Good Shares to the Make Good Pledgors or to the registered holder of such shares who originally deposited such shares with the Escrow Agent. In the event that (i) the earnings per share reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed EPS and the earnings per share before income tax provision and before minority interest of the Company for the fiscal year ending June 30, 2008 is equal to or greater than the Minority Interest 2008 Guaranteed EPS and (ii) the after tax net income reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the 2008 Guaranteed ATNI and the earnings before income tax provision and before minority interest reported in the Annual Report on Form 10-KSB of the Company for the fiscal year ending June 30, 2008, as filed with the Commission, is equal to or greater than the Minority Interest 2008 Guaranteed EBT, vFinance Investments, Inc. shall provide prompt written instructions to the Escrow Agent for the release of the 2008 Make Good Shares to the Make Good Pledgors or to the registered holder of such shares who originally deposited such shares with the Escrow Agent.

3

b. Pursuant to Section 4(a), if vFinance Investments, Inc. delivers a notice to the Escrow Agent that the Escrow Shares are to be transferred to the Investors, then the Escrow Agent shall immediately forward either the 2007 Make Good Shares or 2008 Make Good Shares, as the case may be, to the transfer agent of the Company for reissuance to the Investors in an amount to each Investor as set forth on Exhibit A attached hereto and otherwise in accordance with this Make Good Agreement. The Company covenants and agrees that upon any transfer of 2007 Make Good Shares or 2008 Make Good Shares to the Investors in accordance with this Make Good Agreement, the Company shall promptly instruct its transfer agent to reissue such 2007 Make Good Shares or 2008 Make Good Shares in the applicable Investor’s name and deliver the same as directed by such Investor in an amount to each Investor as set forth on Exhibit A attached hereto. If the Company does not promptly provide such instructions to the transfer agent of the Company, then vFinance Investments, Inc. is hereby authorized to give such re-issuance instruction to the transfer agent of the Company. If a notice from vFinance Investments, Inc. pursuant to Section 4(a) indicates that the Escrow Shares are to be returned to the Make Good Pledgors, then the Escrow Agent will promptly deliver either the 2007 Make Good Shares or 2008 Make Good Shares, as the case may be, to the Make Good Pledgors, and if the Escrow Agent has no address to which to deliver them, then to the Company.

5. Duration. This Make Good Agreement shall terminate on the distribution of all the Escrow Shares. The Company agrees to provide the Escrow Agent written notice of the filing with the Commission of any financial statements or reports referenced herein.

6. Escrow Shares. If any Escrow Shares are deliverable to the Investors pursuant to the SPA and in accordance with this Make Good Agreement, (i) the Make Good Pledgors covenants and agrees to execute all such instruments of transfer (including stock powers and assignment documents) as are customarily executed to evidence and consummate the transfer of the Escrow Shares from the Make Good Pledgors to the Investors and (ii) following its receipt of the documents referenced in Section 6(i), the Company covenants and agrees to promptly reissue such Escrow Shares in the applicable Investor’s name and deliver the same as directed by such Investor. Until such time as (if at all) the Escrow Shares are required to be delivered pursuant to the SPA and in accordance with this Make Good Agreement, any dividends payable in respect of the Escrow Shares and all voting rights applicable to the Escrow Shares shall be retained by the Make Good Pledgors. Should the Escrow Agent receive dividends or voting materials, such items shall be passed immediately on to the Make Good Pledgors and shall not be invested or held for any time longer than is needed to effectively re-route such items to the Make Good Pledgors.

4

7. Interpleader.  Should any controversy arise among the parties hereto with respect to this Make Good Agreement or with respect to the right to receive the Escrow Shares, Escrow Agent and/or vFinance Investments, Inc. shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties. Escrow Agent and/or vFinance Investments, Inc. are also each hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing either Escrow Agent or vFinance Investments, Inc. If Escrow Agent or vFinance Investments, Inc. is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date. Any interpleader action instituted in accordance with this Section 7 shall be filed in any court of competent jurisdiction in the State of New York, and the Escrow Shares in dispute shall be deposited with the court and in such event Escrow Agent and vFinance Investments, Inc. shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Make Good Agreement with respect to the Escrow Shares and any other obligations hereunder.

8. Exculpation and Indemnification of Escrow Agent and vFinance Investments, Inc.

a. Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. Escrow Agent acts under this Make Good Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. Escrow Agent will have no duties or responsibilities other than those expressly set forth herein. Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than Escrow Agent) or any maker, endorser or other signatory of any document to perform such person's or entity's obligations hereunder or under any such document. Except for this Make Good Agreement and instructions to Escrow Agent pursuant to the terms of this Make Good Agreement, Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof. vFinance Investments, Inc.’s sole obligation under this Make Good Agreement is to provide prompt written instruction to Escrow Agent (following such time as the Company files certain periodic financial reports as specified in Section 4 hereof) directing the distribution of the Escrow Shares. vFinance Investments, Inc. will provide such written instructions upon review of the relevant earnings per share and/or After-Tax Net Income amount reported in such periodic financial reports as specified in Section 4 hereof. vFinance Investments, Inc. is not charged with any obligation to conduct any investigation into the financial reports or make any other investigation related thereto. If any actual or alleged mistake or fraud of the Company, its auditors or any other person (other than vFinance Investments, Inc.) in connection with such financial reports of the Company, vFinance Investments, Inc. shall have no obligation or liability to any party hereunder.

5

b. Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, absent gross negligence or willful misconduct. Escrow Agent may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Make Good Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

c. The Company and the Make Good Pledgors each hereby, jointly and severally, indemnify and hold harmless each of Escrow Agent, vFinance Investments, Inc. and any of their principals, partners, agents, employees and affiliates from and against any expenses, including reasonable attorneys' fees and disbursements, damages or losses suffered by Escrow Agent or vFinance Investments, Inc. in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Make Good Agreement or the services of Escrow Agent or vFinance Investments, Inc. hereunder; except, that if Escrow Agent or vFinance Investments, Inc. is guilty of willful misconduct, gross negligence or fraud under this Make Good Agreement, then Escrow Agent or vFinance Investments, Inc., as the case may be, will bear all losses, damages and expenses arising as a result of such willful misconduct, gross negligence or fraud. Promptly after the receipt by Escrow Agent or vFinance Investments, Inc. of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, Escrow Agent or vFinance Investments, Inc., as the case may be, will notify the other parties hereto in writing. For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys' fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding. The provisions of this Section 8 shall survive the termination of this Make Good Agreement.

6

9. Compensation of Escrow Agent. Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit B, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for Escrow Agent's services as contemplated by this Make Good Agreement; provided, however, that in the event that Escrow Agent renders any material service not contemplated in this Make Good Agreement, or there is any assignment of interest in the subject matter of this Make Good Agreement, or any material modification hereof, or if any material controversy arises hereunder, or Escrow Agent is made a party to any litigation pertaining to this Make Good Agreement, or the subject matter hereof, then Escrow Agent shall be reasonably compensated by the Company for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney's fees, occasioned by any delay, controversy, litigation or event, and the same shall be recoverable from the Company. Prior to incurring any costs and/or expenses in connection with the foregoing sentence, Escrow Agent shall be required to provide written notice to the Company of such costs and/or expenses and the relevancy thereof and Escrow Agent shall not be permitted to incur any such costs and/or expenses prior to receiving written approval from the Company, which approval shall not be unreasonably withheld.

10. Resignation of Escrow Agent. At any time, upon ten (10) days' written notice to the Company, Escrow Agent may resign and be discharged from its duties as Escrow Agent hereunder. As soon as practicable after its resignation, Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Shares held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof. If, by the end of the 10-day period following the giving of notice of resignation by Escrow Agent, the Company shall have failed to appoint a successor escrow agent, Escrow Agent may interplead the Escrow Shares into the registry of any court having jurisdiction.

11. Records. Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Make Good Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by Escrow Agent to be a complete and accurate account of all such transactions. The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to Escrow Agent and at the requesting party’s expense.

12. Notice. All notices, communications and instructions required or desired to be given under this Make Good Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier, to the addresses listed on the signature page hereto.

13. Execution in Counterparts. This Make Good Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7

14. Assignment and Modification. This Make Good Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto and the Investors. Subject to the foregoing, this Make Good Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Make Good Agreement. No portion of the Escrow Shares shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Make Good Agreement. This Make Good Agreement may be amended or modified only in writing signed by all of the parties hereto and the Investors.

15. Applicable Law. This Make Good Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereof.

16. Headings. The headings contained in this Make Good Agreement are for convenience of reference only and shall not affect the construction of this Make Good Agreement.

17. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Make Good Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party (unless such other party is the Escrow Agent or vFinance Investments, Inc. Inc.), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

18. Authorized Signers. The Company will execute Exhibit C-1 and deliver an executed Exhibit C-2 to this Make Good Agreement concurrent with the execution hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

8

IN WITNESS WHEREOF, the parties have duly executed this Make Good Agreement as of the date set forth opposite their respective names.

COMPANY: EQUICAP, INC.

By:
Name: Peter Wang
Title: Chairman and President

SINOQUEST MANAGEMENT LTD.

By:
Name:
Title:

JASON LU

SIJ HOLDING LTD.

By:
Name:
Title:

PHILIP WIDMANN

SOLARAS CAPITAL LIMITED

By:
Name:
Title:

GONG CHEN

RUTH KIRSHNER

THOMAS HSU

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK SIGNATURE
 PAGE FOR OTHER PARTIES FOLLOWS]

INVESTORS:

By:
Address:

ESCROW AGENT: SECURITIES TRANSFER CORPORATION

By:
Address:

VFINANCE INVESTMENTS , INC.:

By:
Address:

Exhibit A

The table below represents the number of 2007 Make Good Shares and 2008 Make Good Shares, respectively, deposited with the Escrow Agent by the Make Good Pledgors and subject to release to the Investors in accordance with the operation of Section 4 of the attached Make Good Agreement.

	Make Good 2007	Make Good 2008	Total
Sinoquest Management Ltd. (BVI)	613,006	1,430,347	2,043,353
Mr. Jason Lu (U.S.)	1,076,493	2,511,818	3,588,311
SIJ Holding Ltd. (BVI)	569,355	1,328,495	1,897,850
Mr. Philip Widmann (U.S.)	563,249	1,314,247	1,877,496
Solaris Capital Limited (Belize)	75,914	177,133	253,047
Mr. Gong Chen (China)	37,957	88,566	126,523
Ms. Ruth Kirshner (U.S.	53,140	123,993	177,133
Mr. Thomas Hsu (U.S.)	53,140	123,993	177,133
Total	3,042,254	7,098,592	10,140,846

The table below represents the number of 2007 Make Good Shares and 2008 Make Good Shares, respectively, which shall be released to each Investor in accordance with the operation of Section 4 of the attached Make Good Agreement.

	Make Good 2007	Make Good 2008	Total
The Pinnacle Fund, LP	507,042	1,183,099	1,690,141
Pinnacle China Fund, LP	1,014,086	2,366,197	3,380,283
Atlas Capital Master Fund LP	82,394	192,254	274,648
Atlas Capital (Q.P.), L.P.	44,366	103,521	147,887
Westpark Capital LP	253,521	591,549	845,070
Sandor Capital Master Fund, LP	77,400	180,600	258,000
Vision Opportunity Master Fund Ltd.	253,521	591,549	845,070
BTG Investments LLC	50,760	118,440	169,200
Jayhawk Private Equity Fund, L.P.	571,093	1,332,549	1,903,642
Jayhawk Private Equity Co-Invest Fund, L.P.	35,957	83,900	119,857
Heller Family Foundation	152,114	354,934	507,048
Total	3,042,254	7,098,592	10,140,846

Exhibit A

Exhibit B

ESCROW AGENT FEES

US $2,500

Exhibit B

Exhibit C-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Company and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of the Company.

Name / Title	Specimen Signature

Peter Wang Chairman and President	Signature

Jason Lu, Chief Executive Officer	Signature

Exhibit C-1

Exhibit C-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individual who has been designated as the authorized representative of vFinance Investments, Inc. and is authorized to provide the documents, instruments and/or consents, including the written consents specified in Section 4, relating to the Investors and specified in the Make Good Agreement.

Name / Title	Specimen Signature

.	Signature
Signature

Exhibit C-2